SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION



          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

     [ ]  Preliminary proxy statement.    [ ] Confidential, for use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e) (2).

     [X}  Definitive proxy statement.

     [ ]  Definitive additional materials.

     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              Associated Banc-Corp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                           [ASSOCIATED BANC-CORP LOGO]


                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS


                                 PROXY STATEMENT


                          2000 FORM 10-K ANNUAL REPORT

                           [ASSOCIATED BANC-CORP LOGO]


March 22, 2001



To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. on Wednesday, April 25, 2001, at the KI Convention Center, Green Bay, Wisconsin.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. In the alternative, you may vote your shares by telephone or via the Internet. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted by telephone or on the Internet. The Board of Directors joins me in hoping that you will attend.

For your convenience, we are providing space on the proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated. If you prefer, you may e-mail comments or questions to shareholders@associatedbank.com.


Sincerely,

/s/  Robert C. Gallagher

Robert C. Gallagher
President and Chief Executive Officer

                              ASSOCIATED BANC-CORP
                                1200 Hansen Road
                           Green Bay, Wisconsin 54304


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 25, 2001


Holders of Common Stock of Associated Banc-Corp:

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the KI Convention Center, 333 Main Street, Green Bay, Wisconsin, on Wednesday, April 25, 2001, at 11:00 a.m. for the purpose of considering and voting on:

1. The election of four directors into Class C. The Board of Directors' nominees are named in the accompanying Proxy Statement.

2. The ratification of the selection of KPMG LLP as independent auditors for Associated for the year ending December 31, 2001.

3. Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 1, 2001, as the record date for determining the shareholders of Associated entitled to notice of and to vote at the meeting, and only holders of Common Stock of Associated of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.


/s/ Brian R. Bodager

Brian R. Bodager
Chief Administrative Officer
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 22, 2001

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                              ASSOCIATED BANC-CORP
                                1200 Hansen Road
                           Green Bay, Wisconsin 54304


                                 PROXY STATEMENT
                         ANNUAL MEETING - APRIL 25, 2001


INFORMATION REGARDING PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Associated Banc-Corp, hereinafter called "Associated," to be voted at the Annual Meeting of Shareholders on Wednesday, April 25, 2001, and at any and all adjournments thereof.

Solicitation of proxies by mail is expected to commence on March 22, 2001, and the cost thereof will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and regular employees of Associated may, without extra compensation, solicit proxies by telephone or personal interview. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expense.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by three (3) judges of election who are Directors and will determine whether or not a quorum is present. The judges of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting.

Shareholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the envelope enclosed for that purpose. Shareholders of record can also give proxies by calling a toll-free telephone number or using the Internet. The telephone and Internet voting procedures are designed to authenticate Associated's shareholders' identities, to allow Associated's shareholders to give their voting instructions, and to confirm that Associated's shareholders' instructions have been recorded properly. Associated has been advised by counsel that the procedures that have been put in place for telephone and Internet voting are consistent with the requirements of applicable law. Shareholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a shareholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Any Associated direct-registered shareholder of record desiring to vote by telephone or over the Internet will be required to enter the unique control number imprinted on such holder's Associated proxy card, and therefore should have their Associated proxy card in hand when initiating the session.

- To vote by telephone, dial 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, and follow the simple menu instructions provided. There is no charge for this call.

-    To    vote    over    the    Internet,    log    on    to    the    website
     http://www.eproxyvote.com/ASBC,   and  follow   the   simple   instructions
     provided.

Similar instructions are included on the enclosed proxy card.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Associated a written revocation or a duly executed proxy bearing a later date. Such proxies may not be revoked by telephone or via the Internet.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the election of the Board's nominees as directors and "FOR" the other proposals listed.

The Corporate Secretary of Associated is Brian R. Bodager, 1200 Hansen Road, Green Bay, Wisconsin 54304.

RECORD DATE AND VOTING SECURITIES

The Board has fixed the close of business on March 1, 2001, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock") of which 66,172,712 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting.

Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a Class C Director. The four nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

CORPORATE ANNUAL REPORT

The 2000 Corporate Report of Associated, which includes unaudited historical consolidated balance sheets, statements of income, and per share and selected financial data for the years ended December 31, 1990 through 2000, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 2000 Corporate Report and the 2000 Form 10-K Annual Report do not constitute a part of the proxy material.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Board has the responsibility for establishing broad corporate policies and for the overall performance of Associated, although it is not involved in day-to-day operating details. Members of the Board are kept informed of Associated's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and committee meetings by officers of Associated.

Pursuant to the Articles of Incorporation of Associated, the Board is classified into three classes, as nearly equal in size as possible, with each class of directors serving staggered three-year terms, designated as Class A, Class B, and Class C. Four directors in Class C, Messrs. Gaiswinkler, Gallagher, Konopacky, and Meng, all of whom are members of the present Board, are nominated for election at the Annual Meeting. The Class C directors will be elected to a term of three years to expire in April 2004.

Associated's Bylaws require that a director retire as of the first Annual Meeting subsequent to the director's 65th birthday. Five directors are age 65 or over. Associated's Bylaws provide, however, that a retiring director's term may be extended for one-year terms by a two-thirds vote of the Board in circumstances which would be of significant benefit to Associated. At its January 24, 2001, Board meeting, Associated's Board voted unanimously to waive the age limitation for Messrs. Conlon,

Gaiswinkler, Konopacky, Leach, and Sproule. The remaining directors will continue to serve until their terms have expired or until their successors have been elected. On January 28, 1998, Messrs. Gaiswinkler, Konopacky, Leach, and Sproule executed letter agreements wherein each agreed to tender his resignation should the Board in subsequent years not waive his age limitation and extend his term of service pursuant to Associated's Bylaws.

The nominees have consented to serve, if elected, and at the date of this Proxy Statement, Associated has no reason to believe that any of the nominees will be unable to serve. Correspondence may be directed to nominees at Associated's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the nominees.

The information presented below as to principal occupation and shares of Common Stock beneficially owned as of February 28, 2001, is based in part on information received from the respective persons and in part from the records of Associated.

                          NOMINEES FOR ELECTION TO AND
                        MEMBERS OF THE BOARD OF DIRECTORS

            NOMINEES FOR CLASS C DIRECTORS, TERMS EXPIRING APRIL 2004

ROBERT S. GAISWINKLER has been a director of Associated since October 1997. He is the retired Chairman of the Board of First Financial Bank, a position he held from 1988 to 1998. From 1977 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. From 1977 through March 1988, he served as President and Chief Executive Officer of National Savings & Loan Association, which merged into First Financial Bank at such time. He is past Chairman of America's Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past Chairman of the Board of Directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board. Age: 69.

ROBERT C. GALLAGHER has been a director of Associated since January 1982. He has served as President and Chief Executive Officer of Associated since April 2000. He served as President and Chief Operating Officer of Associated from October 1998 to April 2000. He served as Vice Chairman of Associated from July 1996 to April 1999 and as Executive Vice President from January 1982 to April 1999. He had served as Chairman and Chief Executive Officer of Associated Bank Green Bay, National Association, an affiliate of Associated, from 1985 to 1998, as President since 1982, and a director since October 1980. Mr. Gallagher also serves as a director of WPS Resources Corporation. Age: 62.

ROBERT P. KONOPACKY has been a director of Associated since October 1997. He is the retired President of Mid-State Photo, Inc., which was merged into a subsidiary of Fuqua Industries. Mr. Konopacky was President of Mid-State Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987. From 1978 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 77.

JOHN C. MENG has been a director of Associated since January 1991 and has been a director of Associated Bank Green Bay, National Association, an affiliate of Associated, since January 1988. He has been Chairman of the Board of Schreiber Foods, Inc., Green Bay, Wisconsin, since October 1999. Schreiber Foods, Inc. markets cheese products to the food service industry and national retailers. He was Chairman, President, and Chief Executive Officer from May 1999 to October 1999 and was President and Chief Executive Officer of Schreiber Foods, Inc. from December 1989 to May 1999. From 1985 to 1989, he was President and Chief Operating Officer of Schreiber Foods, Inc. He had served as an officer of Schreiber Foods, Inc. since 1974 and has been a director since 1978. Age: 56.

                         DIRECTORS CONTINUING IN OFFICE

                  CLASS B DIRECTORS, TERMS EXPIRING APRIL 2003

HARRY B. CONLON has been a director of Associated since 1975. He is presently retired. He has served as non-executive Chairman of the Board of Associated since April 2000. He served as Chairman of the Board and Chief Executive Officer of Associated from 1998 to 2000. He was Chairman of the Board, President, and Chief Executive Officer of Associated from 1987 to 1998 and was President and Chief Executive Officer from 1975 to 1987. Age: 65.

RONALD R. HARDER has been a director of Associated since July 1991. He has been the President and Chief Executive Officer of Jewelers Mutual Insurance Company, Neenah, Wisconsin, since 1982 and has been an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals owning jewelry. He is also a director of Associated Bank, N.A., Neenah, an affiliate of Associated.
Age: 57.

J. DOUGLAS QUICK has been a director of Associated since July 1991. He has been President and Chief Executive Officer of Lakeside Foods, Inc., Manitowoc, Wisconsin, since 1986. Lakeside Foods, Inc. is a food processor of primarily canned and frozen vegetables. He has been a director of Associated Bank Lakeshore, National Association, an affiliate of Associated, since 1986. Age:
55.

JOHN H. SPROULE has been a director of Associated since October 1997. He has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987, after more than 34 years of service to Rexnord. He was President of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of equipment for treatment of waste and waste water, from 1983 through October 1986. From 1978 until September 1983, he was Executive Vice President and General Manager of Envirex, Inc. From 1977 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 73.

                  CLASS A DIRECTORS, TERMS EXPIRING APRIL 2002

WILLIAM R. HUTCHINSON has been a director of Associated since April 1994. He has been Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. since January 1999. Previously, he was Vice President, Financial Operations, of Amoco Corporation, Chicago, Illinois, since October 1993, and has held the positions of Treasurer, Controller, and Vice President-Mergers, Acquisitions & Negotiations with Amoco Corporation since 1981. He has been a director of Associated Bank Chicago, an affiliate of Associated, since 1981. Mr. Hutchinson also serves as a director of the Smith Barney Mutual Fund Group. Age: 58.

DR. GEORGE R. LEACH has been a director of Associated since October 1997. He is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin, since 1949. He is a Fellow Emeritus of the American Academy of Optometry and a past President of the Wisconsin Optometric Association. From 1965 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 77.

JOHN C. SERAMUR has been a director of Associated since October 1997. He is presently retired. Since October 1997, he has served as Vice Chairman of the Board of Associated. He was President, Chief Executive Officer, and Chief Operating Officer of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and its subsidiary, First Financial Bank, since 1966. He served as a director of the Federal Home Loan Bank of Chicago, is a former member of the Savings Association Insurance Fund Industry Advisory Committee, and is past Chairman of the Wisconsin League of Financial Institutions. Mr. Seramur also serves as a director of Northland Cranberries, Inc. Age: 58.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board held four regular meetings during 2000. The directors attended 97% of the total number of meetings of the Board and its committees of which they were members.

The Audit Committee, composed of Messrs. Harder (Chairman), Hutchinson, Konopacky, Leach, Staven, and Wanta, all of whom are or were outside directors, held four meetings during 2000. Messrs. Staven and Wanta retired from the Board and the Audit Committee effective at the April meeting. The Audit Committee reviews the adequacy of internal accounting controls, reviews with the independent auditors their plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, and reviews and approves the general nature of audit services by the independent auditors. The Audit Committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the Annual Meeting, to serve as Associated's auditors for the following year. Both the internal auditors and the independent auditors meet periodically with the Audit Committee and have free access to the Audit Committee at any time.

The Administrative Committee, composed of Messrs. Quick (Chairman), Gaiswinkler, Holbrook, Meng, and Sproule, all of whom are or were outside directors, held four meetings in 2000. Mr. Holbrook resigned from the Board and the
Administrative Committee in October 2000. The Administrative Committee's functions include, among other duties directed by the Board, administering Associated's stock option plans (and granting options) and employee fringe benefit programs, reviewing and approving Associated's executive salary and bonus structure, selecting candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualification requisites for continued Board service. The Administrative Committee will also consider candidates recommended in writing by shareholders, if those candidates demonstrate a serious interest in serving as directors.

DIRECTOR COMPENSATION

Associated compensates each nonemployee director for services by payment of an annual retainer and meeting fee. For the year ended December 31, 2000, the annual retainer was $18,000 and the meeting fee was $1,000 for each Board meeting attended. The directors received $750 for each committee meeting attended, with an additional $250 to the committee chairman for each committee meeting attended. Directors who are employees of Associated or its affiliates do not receive separate compensation for their services as directors. Additionally, each nonemployee director was granted 1,500 stock options during 2000.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

As of February 28, 2001, Associated Trust Company, National Association, a wholly owned subsidiary of Associated Banc-Corp, was, in a fiduciary capacity, the beneficial owner of 5,180,896 shares of Common Stock, constituting 7.83% of Associated's outstanding shares entitled to vote. Such ownership is in the capacity of fiduciary with voting and/or investment power. As a result thereof, Associated may be deemed to indirectly beneficially own such shares. No other person is known to Associated to own beneficially more than 5% of the outstanding shares entitled to vote. The information set forth below is reflective of the foregoing.

                                                 Amount and Nature
                                                  of Beneficial        Percent
                                    Title of        Ownership            of
Name and Address                     Class          (1)(2)(3)           Class
----------------                   ----------   -------------------   ---------

Associated Trust Company, N.A.       Common         5,180,896           7.83%
401 East Kilbourn Avenue
Milwaukee, Wisconsin  53202
-------------------------------------------
(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days.
(2) In the capacity of fiduciary, Associated Trust Company, National Association, exercises voting power where authority has been granted. In other instances, Associated Trust Company, National Association, solicits voting preferences from the beneficiaries. In the event responses are not received as to voting preferences, the shares will not be voted in favor of or against the proposals.
(3) In the capacity of fiduciary, included are 872,294 shares with sole voting power; 35,135 with shared voting power; 4,826,352 with sole investment power; and 245,398 with shared investment power.

SECURITY OWNERSHIP OF MANAGEMENT

Listed below is information as of February 28, 2001, concerning beneficial ownership of Common Stock of Associated for each director and Named Executive Officer, and by directors and executive officers as a group.

                                                             Amount of
Title of Class    Name of Beneficial Owner            Beneficial Ownership (1)     Percent of Class
--------------    ------------------------            ------------------------     ----------------
Common            David E. Cleveland (2)                      873,593                    1.32%
Common            Harry B. Conlon                             403,507                        *
Common            Robert S. Gaiswinkler                       140,098                        *
Common            Robert C. Gallagher                         363,271                        *
Common            Ronald R. Harder                              5,930                        *
Common            William R. Hutchinson                         9,145                        *
Common            Robert P. Konopacky                          51,668                        *
Common            George R. Leach                              64,070                        *
Common            John C. Meng                                 16,783                        *
Common            Donald E. Peters (2)                        208,094                        *
Common            Randall J. Peterson (2)                     116,657                        *
Common            J. Douglas Quick                             20,778                        *
Common            John C. Seramur                             446,738                        *
Common            John H. Sproule                              87,394                        *
Common            Gordon J. Weber (2)                         171,272                        *
Common            Directors and Executive Officers (3)      3,036,960                    4.59%

--------------------------------
* Denotes percentage is less than 1%.
(1) Amount of beneficial ownership includes shares issuable within 60 days upon exercise of stock options owned in the amounts shown for each of the listed beneficial owners: Mr. Cleveland (0); Mr. Conlon (156,354); Mr. Gaiswinkler (16,130); Mr. Gallagher (146,696); Mr. Harder (1,668); Mr. Hutchinson (1,668); Mr. Konopacky (1,668); Mr. Leach (1,668); Mr. Meng (1,668); Mr.
     Peters (31,064); Mr. Peterson (77,739); Mr. Quick (1,668); Mr. Seramur (1,668);

     Mr. Sproule (4,868); Mr. Weber (102,426); and the Directors and Executive Officers as a group (1,224,953).
(2)  Named Executive Officer, non-director.
(3)  Includes directors and executive officers as a group (30 individuals).

All shares reported herein are owned with voting and investment power in those persons whose names are provided herein or by their spouses. Some shares may be owned in joint tenancy, by a spouse, or in the names of minor children.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to Associated and affiliates for the fiscal years ended December 31, 2000, 1999, and 1998, of the two persons who served as Chief Executive Officer of Associated during the fiscal year ended December 31, 2000, and the other four most highly compensated executive officers of Associated or its affiliates during the fiscal year ended December 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                  Compensation
                                                  Annual Compensation (1)            Awards
                                                  -----------------------     -------------------
                                                                                   Securities
                                                                                   Underlying         All Other
                                                                                  Options/SARs       Compensation
Name and Principal Position (2)          Year    Salary ($)     Bonus ($)           (#) (3)           ($) (4)
-------------------------------          ----    ----------     ---------    --------------------   --------------

Harry B. Conlon                          2000     $323,078     $105,000(5)           31,250           $363,698(6)
  Chairman                               1999     $600,000     $330,000              75,644           $ 64,499
  Associated                             1998     $570,000     $307,800              55,000           $ 83,683

Robert C. Gallagher                      2000     $472,122     $175,000              42,350           $ 35,311(7)
  President & CEO                        1999     $374,998     $165,000              41,202           $ 36,076
  Associated                             1998     $348,848     $175,000              27,500           $ 49,982

David E. Cleveland                       2000     $269,712     $121,275                 ---           $ 15,085(8)
  President                              1999     $285,417     $ 61,000                 ---           $ 21,743
  Associated Bank Minnesota              1998     $284,000     $ 35,500                 ---           $ 13,852

Gordon J. Weber                          2000     $274,617     $ 85,000              20,570           $ 11,830(9)
  CEO                                    1999     $264,214     $ 89,037              17,304           $ 16,992
  Associated Bank Milwaukee              1998     $245,000     $103,000              13,750           $ 23,226

Randall J. Peterson                      2000     $259,423     $ 85,000              20,570           $ 11,240(10)
  Chief Credit Officer,                  1999     $244,423     $118,336              17,159           $ 17,667
Associated; President & CEO, ABGB        1998     $229,231     $ 98,325              13,750           $ 20,945

Donald E. Peters                         2000     $260,000     $ 82,810              20,570           $  4,184(11)
  Director of Systems & Operations       1999     $250,000     $ 96,250              17,203           $  4,665
  Associated                             1998     $241,288     $ 80,000              13,750           $ 22,280
---------------------------------------

(1) Includes amounts earned and payable during the fiscal year whether or not receipt of such amounts were deferred at the election of the Named Executive Officer. All Named Executive Officers are eligible to participate in the Associated Deferred Compensation Plan. During 2000, one of the

     Named Executive Officers, Mr. Peters, participated in this plan. (See "Agreements and Reports.")
(2) Included in the table are certain executive officers of affiliates of Associated who perform policymaking functions for Associated. Associated Bank Minnesota is a subsidiary bank of Associated headquartered in Minneapolis, Minnesota. Associated Bank Milwaukee is a subsidiary bank of Associated headquartered in Milwaukee, Wisconsin. Associated Bank Green Bay, National Association ("ABGB"), is a subsidiary bank of Associated headquartered in Green Bay, Wisconsin. Mr. Conlon served as CEO of Associated from January to April 2000; Mr. Gallagher served as CEO of Associated from April to December 2000.
(3) Option grants reflect a 25% stock split effected in the form of a stock dividend in 1998 and a 10% stock split effected in the form of a stock dividend in 2000.
(4) Contributions to the Associated Banc-Corp Profit Sharing & Retirement Savings Plan (including the 401(k) Plan) (the "Retirement Plan") were made to the accounts of the Named Executive Officers. Contributions to the Associated Supplemental Executive Retirement Plan (the "SERP"), which provides retirement benefits to executives selected by the Administrative Committee without regard to the limitations set forth in Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), were made to the accounts of five of the Named Executive Officers. Contributions calculated as 10% of the amount of stock purchased made to Associated's Employee Stock Purchase Plan were made to the accounts of two of the Named Executive Officers. Life insurance premiums were paid by Associated for the Named Executive Officers.
(5) Annual Compensation includes certain amounts paid in accordance with an Agreement dated April 26, 2000, between Associated and Mr. Conlon. See "Agreements and Reports."
(6) Includes Retirement Plan contribution of $3,600, SERP contribution of $48,400, Employee Stock Purchase Plan contribution of $300, life insurance premiums of $11,398, and payment under an Agreement dated April 26, 2000, of $300,000. See "Agreements and Reports."
(7) Includes Retirement Plan contribution of $3,600, SERP contribution of $23,838, and life insurance premiums of $7,874.
(8) Includes Retirement Plan contribution of $8,000, SERP contribution of $3,275, and life insurance premiums of $3,810.
(9) Includes Retirement Plan contribution of $3,600, SERP contribution of $7,540, and life insurance premiums of $690.
(10) Includes  Retirement  Plan  contribution  of $3,600,  SERP  contribution of
     $6,090, Employee Stock Purchase Plan contribution of $260, and life insurance premiums of $1,290.
(11) Includes Retirement Plan contribution of $3,600 and life insurance premiums of $584.

STOCK OPTIONS

The table below provides information concerning stock options granted to the Named Executive Officers during 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS(1)                                            FOR OPTION TERM
--------------------------------------------------------------------------------   -------------------------------
                        NUMBER OF       % OF TOTAL
                       SECURITIES      OPTIONS/SARS
                       UNDERLYING       GRANTED TO     EXERCISE OR
                      OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                   GRANTED (#)     FISCAL YEAR       ($/SH)         DATE         5% ($)          10% ($)
--------              -------------    ------------    -----------   ----------      ------          -------
H. B. Conlon (2)         31,250           4.60%          25.1094       4-28-03     108,631.89      226,186.18
R. C. Gallagher          42,350           6.20%          27.7841       1-26-10     739,993.04    1,875,287.64
D. E. Cleveland             ---            ---               ---           ---            ---             ---
G. J. Weber              20,570           3.01%          27.7841       1-26-10     359,425.19      910,854.00
R. J. Peterson           20,570           3.01%          27.7841       1-26-10     359,425.19      910,854.00
D. E. Peters             20,570           3.01%          27.7841       1-26-10     359,425.19      910,854.00

---------------------
(1) Options vest in equal amounts over three years and expire on the ten-year anniversary of the date of the grant.
(2) Mr. Conlon was granted options pursuant to an Agreement dated April 26, 2000, under which the options granted vest one year following the date of the grant and expire on April 28, 2003. See "Agreements and Reports."

OPTION EXERCISES AND FISCAL YEAR-END HOLDINGS

The following table provides information concerning the stock option exercises in 2000 and the unexercised stock options held by each Named Executive Officer as of December 31, 2000.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                          SHARES                          OPTIONS/SARS AT FY-END(#)(2)       AT FY-END ($) (3)
                       ACQUIRED ON          VALUE         ----------------------------   -------------------------
NAME                   EXERCISE (#)    REALIZED ($)(4)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----                  ------------    ---------------    -----------    -------------    -----------    -------------
H. B. Conlon            52,598.150       440,581.85       113,948.863     104,517.875      511,493.17     315,338.17
R. C. Gallagher          6,800.000        61,994.55       110,167.950      79,833.650      903,327.39     182,057.39
D. E. Cleveland                ---              ---               ---             ---             ---            ---
G. J. Weber             22,687.500       342,234.13        85,663.325      37,323.275      843,289.84      82,227.30
R. J. Peterson          22,900.000       299,172.99        71,975.825      37,178.075      660,862.46      82,227.30
D. E. Peters                   ---              ---        14,300.825      37,222.075       14,467.80      82,227.30

---------------------
(1) The exercise price for each grant was 100% of the fair market value of the shares on the date of grant. All granted options are exercisable within ten years from the date of grant. Within this period, each option is exercisable from time to time in whole or in part.
(2) Pursuant to the current provisions of the Amended and Restated Long-Term Incentive Stock Plan (the "Stock Plan"), all Options and other awards under the Stock Plan shall immediately vest and become exercisable upon the occurrence of a Change in Control of Associated. Such vesting of

     Options shall result in all Options and corresponding SARs becoming immediately exercisable and all Performance Shares and other awards being immediately payable. The definition of Change of Control is substantially the same as under the Associated Change of Control Plan. See "Agreements and Reports."
(3) Total value of unexercised options is based on the market price of Associated stock, as reported on The Nasdaq Stock Market on December 31, 2000, of $30.375 per share.
(4) Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

EXECUTIVE RETIREMENT PLANS

The following table sets forth, with respect to the Associated Retirement Account Plan (the "Account Plan") and the SERP, the estimated annual retirement benefit payable at age 65 as a straight-life annuity, based on specified earnings and service levels and a benefit indexing rate of 5%:

 Average Total                          Annual Benefit After Specified Years in Plan (2)
    Annual          --------------------------------------------------------------------------------------
Compensation (1)       20              25             30              35              40              45
-----------------   -------         -------        -------         -------         -------         -------
     350,000         69,440         100,240        139,510         189,665         253,680         335,370
     400,000         79,360         114,560        159,440         216,760         289,920         383,280
     450,000         89,280         128,880        179,370         243,855         326,160         431,190
     500,000         99,200         143,200        199,300         270,950         362,400         479,100
     550,000        109,120         157,520        219,230         298,045         398,640         527,010
     600,000        119,040         171,840        239,160         325,140         434,880         574,920
     650,000        128,960         186,160        259,090         352,235         471,120         622,830
     700,000        138,880         200,480        279,020         379,330         507,360         670,740
     750,000        148,800         214,800        298,950         406,425         543,600         718,650
     800,000        158,720         229,120        318,880         433,520         579,840         766,560

----------------------------------------
(1) Reflects amounts disclosed as salary and bonus for each of the Named Executive Officers.
(2) The retirement benefits shown above are not subject to any deductions for social security or other offsetting amounts, and the annual retirement benefits are subject to certain maximum limitations under the Code (such limitation was $135,000 for 2000).

The following table sets forth, with respect to the Account Plan and the SERP for Named Executive Officers, the credited years of service to date and at age 65:

                             CREDITED YEARS OF              CREDITED YEARS OF
                              SERVICE TO DATE               SERVICE AT AGE 65
                             -----------------              -----------------
H. B. Conlon                         36                             36
R. C. Gallagher                      20                             22
D. E. Cleveland                      27                             27*
G. J. Weber                          29                             41
R. J. Peterson                       18                             28
D. E. Peters                         19                             32

*Reflects years of service beyond age 65.

                     REPORT OF THE ADMINISTRATIVE COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

THE COMMITTEE. The Administrative Committee of the Board of Directors (the "Committee") supervises Associated's executive compensation policies and programs. It establishes the base salary and incentive compensation of the chief executive officer and approves base salaries and bonuses of 20 other executive officers. The Committee must have three or more members, and no member may be an employee of Associated or any affiliate. The Committee currently has four members.

COMPENSATION POLICY. Associated's policy is to have base salaries for executive officers that generally are near the median level for employees having comparable responsibility for financial institutions of comparable size. Annual bonuses are closely related to corporate-wide and business unit financial performance goals and individual goals. The financial goals emphasize earnings per share, return on equity, return on assets, loan quality, and expense control. Specific goals are set on an individual basis for each executive officer to reflect differences in responsibilities and other relevant factors. When plan results are exceeded, Associated's policy permits total compensation to exceed median levels for institutions of comparable size. Long-term incentives are provided through stock-based awards which directly relate a portion of the executive officers' long-term remuneration to stock price appreciation realized by Associated's shareholders.

The goal of this compensation policy is to provide competitive remuneration to attract and retain high quality executives and appropriate incentives for those employees to enhance shareholder value while avoiding arrangements that could result in expense that is not justified by performance. As long as this basic goal is being achieved, the Committee relies to a great extent on the judgment of the chief executive officer in establishing salary, bonus, and long-term incentive compensation.

INDEPENDENT CONSULTANT. To assist it in supervising the compensation policy, the Committee relies upon an independent outside consultant who provides data at least once every two years regarding compensation practices of financial institutions. The independent outside consultant prepared and presented a report to the Committee at its December 2000 meeting. Competitive compensation levels considered by the Committee are based upon the results of several compensation surveys and the analysis of the consultant as to appropriate adjustments to make meaningful comparisons to the compensation of Associated's executive officers. The surveys used by the consultant overlap and may cover a larger number and greater variety of institutions than are included in the Nasdaq Bank Index referred to under the heading "Shareholder Return Performance Presentation - Stock Price Performance Graph." Adjustments made by the consultant to the survey data account for differences in corporate size, business lines, and position responsibilities.

BASE SALARIES. Salaries paid to executive officers (other than the chief executive officer) are based upon the chief executive officer's assessment of the nature of the position and the contribution and experience of the executive officer. In 2000, base salaries for executive officers as a group were near the median of competitive levels as determined by competitive market data. The chief executive officer reviews all salary recommendations with the Committee. The Committee is responsible for approving or disapproving those recommendations based upon Associated's compensation policy.

ANNUAL BONUSES. Annual bonuses are awarded to executive officers at the discretion of the Committee at the end of each year. The amount of bonus, if any, for each executive officer (other than the chief executive officer) is recommended to the Committee by the chief executive officer based upon an evaluation by the chief executive officer of the achievement of the corporate-wide, business unit, and personal performance goals established for each officer by the chief executive officer at the beginning of the year and, where appropriate, modified during the year to reflect changed conditions. Corporate performance goals and business unit goals such as earnings growth, return on assets, and return on equity are considered. In 2000, the Committee approved bonuses recommended to it by the chief executive officer.

CHIEF EXECUTIVE OFFICER SALARY AND BONUS. Mr. Gallagher was appointed President and Chief Executive Officer effective April 1, 2000. Mr. Conlon continues as non-executive Chairman of the Board. The 2000 base salary for Mr. Gallagher was established at a level that the Committee believed would not exceed a median level based upon the analysis of competitive data by the Committee's consultant. The chief executive officer's bonus for 2000 was established based upon the Committee's overall evaluation of the chief executive officer's performance, including the achievement of corporate financial performance goals and individual goals that were established during the year. The financial goals required increased earnings per share and also included achievement of designated levels of return on assets, return on equity, and loan quality statistics. An earnings per share threshold was established early in the year. This threshold was required to have been met in order for the chief executive officer to have received a bonus. Achievement of other corporate performance goals was considered in general, and no formula giving designated weights to particular goals was used. The chief executive officer's salary and bonus for 2000 reflected the fact that the earnings per share threshold and all other goals were achieved.

STOCK OPTIONS. The Committee administers and grants options under the Stock Plan. Options have been granted at irregular intervals in the past. During 2000, options for 656,780 shares were granted to 295 employees and 12 directors. These options have 10-year terms, vest in stages over the first three years, and have exercise prices equal to 100% of market value on the date of grant. The value of the shares covered by these options (based upon the option price) ranged from about 5% of annual salary to 50% of annual salary. Option recipients and amounts (for employees other than the chief executive officer) were recommended to the Committee by the chief executive officer based upon competitive market guidelines for these positions and based upon his judgment of position and performance of each recipient and the ability of that recipient to effect overall corporate performance. The Committee's award of options to the chief executive officer was based upon guidelines presented by the consultant.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code, enacted in 1993, generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee's policy with respect to Section 162(m) of the Code is to qualify such compensation for deductibility where practicable. Options granted under the Stock Plan have been structured to qualify as performance-based compensation and, accordingly, the compensation realized upon the exercise of such options will be fully deductible by Associated. The Committee does not anticipate that the compensation from Associated to any executive officer during fiscal year ended December 31, 2000, will exceed the limits on deductibility.


                            ADMINISTRATIVE COMMITTEE

     J. Douglas Quick, Chairman            Robert S. Gaiswinkler, Member
     John H. Sproule, Member               John C. Meng, Member

The Report of the Administrative Committee of the Board of Directors on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

A corporation of which Mr. Quick is an executive officer had loans with subsidiary banks of Associated. A corporation of which Mr. Meng is an executive officer had loans with subsidiary banks of Associated. See "Interest of Management in Certain Transactions," below. There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Associated officer or employee is a member of the Committee.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on Associated's Common Stock with the cumulative total return of the Nasdaq Bank Index and the S&P 500 Index for the period of five fiscal years commencing on December 31, 1995, and ending December 31, 2000. The Nasdaq Bank Index is prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago. The graph assumes that the value of the investment in Associated stock and for each index was $100 on December 31, 1995.

                                  [LINE GRAPH]

                     --------------------------------------------------------------------------------
                     12/31/1995    12/31/1996    12/31/1997    12/31/1998    12/31/1999    12/31/2000
-----------------------------------------------------------------------------------------------------
     Associated        100.00        106.60        169.30        135.20        140.10        141.60
-----------------------------------------------------------------------------------------------------
     Nasdaq Bank       100.00        129.00        214.00        192.30        180.60        211.70
-----------------------------------------------------------------------------------------------------
     S&P 500           100.00        122.70        163.30        209.60        253.30        230.50
-----------------------------------------------------------------------------------------------------

Source:  Bloomberg

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AGREEMENTS AND REPORTS

DEFERRED COMPENSATION AGREEMENTS. Associated adopted a nonqualified deferred compensation plan in December 1994 (the "Deferred Compensation Plan") to permit certain senior officers to defer current compensation to accumulate additional funds for retirement. The CEO and 21 senior officers are currently eligible to participate under the Deferred Compensation Plan including each of the Named Executive Officers. During 2000, one of the Named Executive Officers, Mr. Peters, participated in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, each year each officer may elect to defer a portion of his base salary and/or annual incentive compensation. The officer will receive payment of deferred amounts in ten equal annual installments at his anticipated retirement date. In addition, under certain limited circumstances described in the plan, the officer may receive distributions during employment. If the officer's services are terminated voluntarily or involuntarily, he retains all rights to the undistributed amounts credited to his account. All funds deferred have been placed in a trust with an independent third party trustee. Investment results on funds in the trust will vary depending on investments selected and managed by the trustee.

CHANGE OF CONTROL PLAN. Associated maintains a Change of Control plan (the "Plan") to provide severance benefits to the Chief Executive Officer (the "CEO") and certain senior officers in the event of their termination of employment following a Change of Control of Associated (as defined below). The CEO and 19 senior officers are currently designated to participate under the Plan and prior to a Change of Control, from time to time, the CEO is authorized to designate additional participating senior officers. Four of the Named Executive Officers currently participate in the Plan. They are Messrs. Gallagher, Peters, Peterson, and Weber.

If within three years following a Change of Control (or in anticipation of and preceding a Change of Control) a termination of employment occurs either involuntarily or for Good Reason (as defined below), a participant may, at the discretion of Associated, receive either a lump sum payment or installment payments reflected in the Plan schedule in effect at the date of such termination. Such payment will also include legal fees and expenses related to termination of employment or dispute of benefits payable under the Plan, if any. "Good Reason" includes a change in the employee's duties and responsibilities which are inconsistent with those prior to the Change of Control, a reduction in salary, or a discontinuation of any bonus plan or certain other compensation plans, a transfer to an employment location greater than fifty miles from the employee's present office location, or certain other breaches. Benefits are not paid in the event of retirement, death or disability, or termination for Cause which generally includes willful failure to substantially perform duties or certain willful misconduct. The Plan provides participants with benefits in either a lump sum or installment payments, at the election of Associated. The total benefits payable include one to three years (the "Continuation Period") of base salary and incentive compensation and continued health, welfare, and life insurance benefits during the Continuation Period. In addition, upon termination, participants will be entitled to age and service credit for the Continuation Period under all retirement programs and supplemental retirement plans in which they participate. If installment payments are elected by Associated, the salary and incentive compensation payments shall be paid ratably over the Continuation Period. The respective Continuation Period for each participant is specified in the Plan schedule. Currently, Mr. Gallagher is entitled to a three-year Continuation Period, and Messrs. Peters, Peterson, and Weber are entitled to a two-year Continuation Period. The Plan also provides for gross-up payments for any excise taxes incurred under Section 280G of the Code as a result of any benefits paid to the participants in connection with a Change of Control. The Plan, including the Plan schedule, may be amended, subject to certain limitations, at any time by Associated prior to a Change of Control.

A "Change of Control" under the Plan shall occur if an offer is accepted, in writing, with respect to any of the following: (a) a change of ownership of 25% or more of the outstanding voting securities of Associated; (b) a merger or consolidation of Associated with or into a corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation;
(c) a sale by Associated of at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or (d) an acquisition by a person, within the meaning of Section 3(a)(9) or 13(d)(3) of the Exchange Act, of 25% or more of the outstanding voting securities of Associated (whether directly, indirectly, beneficially, or of record).

1999 NONQUALIFIED STOCK OPTION PLAN. Effective as of July 28, 1999, the Board of Directors adopted the Associated Banc-Corp 1999 Non-Qualified Stock Option Plan (the "NQSO Plan"), commonly known as ValueShares. The Committee administers the NQSO Plan. The purpose of the NQSO Plan is to retain competent personnel and provide employees with long-term incentives for high levels of performance by providing them with the means to acquire a proprietary interest in Associated's success. Under the NQSO Plan, all employees who meet certain eligibility criteria may receive grants of non-qualified stock options. The options will vest in full 24 months following their grant. If an employee's employment terminates for any reason other than death, retirement, or disability, all nonvested and any vested but unexercised options will terminate immediately. If an employee retires or becomes disabled after their options vest, the options will remain exercisable. All options granted under the NQSO Plan will terminate on the tenth anniversary of the date of grant unless the Committee determines otherwise. In addition, other than in the event of the death of an employee, options may not be transferred to any other person and shall be exercisable during their lifetime only by the employee.

EMPLOYMENT AND RETIREMENT AGREEMENTS. Mr. Conlon is a party to an Agreement with Associated dated April 26, 2000, under the terms of which Mr. Conlon received a cash payment of $300,000 in 2000 and will receive cash payments of $400,000 in 2001 and $200,000 in 2002. He also received incentive compensation in 2000 of $105,000. He shall also receive normal contributions to Associated's Retirement Plan during the term of the Agreement, as well as participate in Associated's health and dental plans to the same extent as other retirees. During the three-year term of the Agreement, Mr. Conlon will provide advisory services exclusively to Associated and has agreed to refrain from engaging in competitive activities. Mr. Conlon, in connection with his retirement, received a grant of 31,250 non-qualified options under the NQSO Plan. These options vest one year following the grant and expire on April 28, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Under Section 16(a) of the Exchange Act, Associated's directors and executive officers, as well as certain persons holding more than 10% of Associated's stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, Nasdaq, and Associated (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Associated's knowledge, based solely upon a review of the copies of such reports furnished to Associated, and upon written representations that no other reports were required, with respect to the fiscal year ended December 31, 2000, Associated's officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, other than with respect to Mr. Peterson for whom seven transactions were inadvertently reported late and Messrs. Harder, Konopacky, and Weber for whom one transaction each was inadvertently reported late.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Various officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions with, one or more of Associated's subsidiary banks in the ordinary course of each such bank's business during 2000. The percentage of consolidated shareholders' equity represented by loans made in such transactions was 15.9% at December 31, 2000. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Associated's subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of Associated's accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board. A copy of the charter is attached to this Proxy Statement as Appendix A.

Management is responsible for Associated's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Associated's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board include the audited consolidated financial statements in Associated's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

    Ronald R. Harder, Chairman                  William R. Hutchinson
    Robert P. Konopacky                         George R. Leach

The foregoing Report of Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES. KPMG LLP has billed a total amount of $288,000 for professional services rendered for the audit of Associated's annual financial statements as of December 31, 2000, and the reviews of the financial statements included in Associated's Forms 10-Q for the 2000 fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG LLP did not render any professional services to Associated for information technology advice during the year ended December 31, 2000.

ALL OTHER FEES. KPMG LLP has billed a total amount of $452,048 for professional services rendered in connection with other matters requested by Associated during the fiscal year ended December 31, 2000.

The Audit Committee of the Board of Associated considers that the provision of the services referenced above to Associated is compatible with maintaining independence by KPMG LLP.

Subject  to  ratification  by  shareholders  at the  Annual  Meeting,  the Audit
Committee has recommended to the Board, and the Board has approved, the selection of the independent public accounting firm of KPMG LLP to audit Associated's consolidated financial statements for the 2001 fiscal year. KPMG LLP audited Associated's consolidated financial statements for the year ended December 31, 2000. It is expected that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

If the foregoing recommendation is rejected, or if KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Board will appoint other independent accountants whose appointment for any period subsequent to the 2001 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, Associated is not aware that any matters are to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, gives the designated proxies discretionary authority with respect to such matters.

                              SHAREHOLDER PROPOSALS

Proposals of a shareholder submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission ("Rule 14a-8") for inclusion in the proxy statement for the annual meeting of shareholders to be held April 24, 2002, must be received by Associated at its executive offices not later than November 23, 2001. This notice of the annual meeting date also serves as the notice by Associated under the advance-notice Bylaw described below.

A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 24, 2002, must comply with the requirements set forth in Associated's Bylaws. To bring business before an annual meeting, Associated's Bylaws require, among other things, that the shareholder submit written notice thereof to Associated's executive offices not less than 60 days nor more than 75 days prior to the meeting. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than February 8, 2002, and no later than February 23, 2002. If notice is received before February 8, 2002, or after February 23, 2002, it will be considered untimely and Associated will not be required to present such proposal at the April 24, 2002, annual meeting.

By Order of the Board of Directors,

/s/  Brian R. Bodager

Brian R. Bodager
Chief Administrative Officer,
General Counsel & Corporate Secretary
Green Bay, Wisconsin
March 22, 2001

                                   APPENDIX A

                              ASSOCIATED BANC-CORP
                             AUDIT COMMITTEE CHARTER

                             AUDIT COMMITTEE PURPOSE

1. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

2. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

                    AUDIT COMMITTEE COMPOSITION AND MEETINGS

3. Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

4. Audit Committee members shall be appointed by the Board on recommendation of the Administrative Committee.

5. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

6. The Audit Committee shall meet with the director of internal auditing and the independent auditors in separate executive sessions, as considered necessary in the circumstances, to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

7. The Audit Committee shall review and reassess the adequacy of this Charter at least annually. The Audit Committee Charter shall be submitted to the Board of Directors for approval and the document is to be published at least every three years in accordance with Securities and Exchange Commission Regulations.

                                REVIEW PROCEDURES

8. The Audit Committee shall determine whether to recommend to the Board of Directors that the Company's annual audited consolidated financial statements for the year be included in its Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Committee shall:

     - Review and discuss the audited financial statements with management and the independent auditors;

     -    Discuss  with  the  independent   auditors  the  matters  required  by
          Statement on Auditing Standards No. 61; and

     - Review and discuss with the independent auditors the written disclosures required by Independent Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the board take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's independent auditors.

9. The Audit Committee, or at least its Chairman, shall review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings.

                              INDEPENDENT AUDITORS

10. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. To carry out this responsibility, the Audit Committee shall:

     - Review the independence and performance of the independent auditors and annually recommend to the Board of Directors, subject to shareholder ratification, the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant;

     - Approve the fees and other significant compensation to be paid to the independent auditors; and

     - Review the independent auditors audit plan, discuss scope, staffing, locations and general audit approach.

                            INTERNAL AUDIT DEPARTMENT

11.  The  internal  auditing  department  reports   functionally  to  the  Audit
     Committee. To carry out this responsibility, the Audit Committee shall:

     - Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed; and

     - Review and concur in the appointment, reassignment, or dismissal of the director of internal auditing.

                                      OTHER

12. The Audit Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission, to be included in the Company's Annual Proxy Statement.

13. The Audit Committee shall perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

14.  The Audit Committee shall maintain minutes of its meetings.

15. The Audit Committee shall periodically report to the Board of Directors on significant results of the foregoing activities.

                              ASSOCIATED BANC-CORP
                      1200 HANSEN ROAD, GREEN BAY, WI 54304
                 THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF ASSOCIATED BANC-CORP
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2001

         The undersigned hereby appoints Ronald R. Harder, William R. Hutchinson, and John C. Seramur, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Associated Banc-Corp ("Associated") held of record by the undersigned on March 1, 2001, at the Annual Meeting of Shareholders to be held on April 25, 2001, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and any such matters which may come before the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                          DIRECTORS AND FOR PROPOSAL 2.

                       (ADDRESS CHANGE/COMMENTS/QUESTIONS)


             -----------------------------------------------------

             -----------------------------------------------------

             -----------------------------------------------------

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\


                           [ASSOCIATED BANC-CORP LOGO]

                              Associated Banc-Corp
                       2001 Annual Meeting of Shareholders

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp to be held at The KI Convention Center, 333 Main Street, Green Bay, Wisconsin, at 11:00 a.m. on Wednesday, April 25, 2001.

Beginning at 10:00 a.m., we will again present an economic/investment update. Associated's Trust professionals will provide an update on the equity market and interest rate environment as they affect us as investors. If you plan to attend the Annual Meeting and/or the economic/investment update, please mark the appropriate box(es) on the proxy card. A continental breakfast is planned for 9:00 a.m.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE YOUR SHARES AND SIGN THE PROXY CARD PRINTED ABOVE. TEAR AT THE PERFORATION AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE ADDRESSED TO FIRST CHICAGO TRUST COMPANY AT YOUR EARLIEST CONVENIENCE.

We look forward to seeing you on April 25th.

YOUR COMMENTS AND QUESTIONS ARE WELCOME

For your convenience, we are providing space on the proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated. You may e-mail comments or concerns to shareholders@associatedbank.com.

   (DIRECTIONS FOR INTERNET OR TELEPHONE VOTING ARE PRINTED ON THE REVERSE OF
                          THIS PROXY AND INVITATION.)

         PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

                              ASSOCIATED BANC-CORP


1. Election of        FOR     WITHHELD    Nominees:                  2.  To ratify  the  selection  of         FOR  AGAINST ABSTAIN
                      [ ]      [  ]                                      KPMG LLP as independent auditors      [ ]    [ ]     [ ]
   Directors                              01 Robert S. Gaiswinkler,      of   Associated   for   the   year
                                          02 Robert C. Gallagher,        ending December 31, 2001.
                                          03 Robert P. Konopacky,
For All Except nominee(s) written below.  and 04 John C. Meng.           SPECIAL ACTION

----------------------------------------                                 Will Attend Economic/Investment Seminar       [ ]

                                                                         Will Attend Shareholders Meeting              [ ]

                                                                         Your comments are welcome.
                                                                         We have  provided  space on
                                                                         the  reverse  side  of this
                                                                         card for any  comments  you
                                                                         want your  management  team
                                                                         to  address  at the  Annual
                                                                         Meeting.

Receipt of Notice of said meeting and of
the Proxy  Statement  and Annual Report
of Associated is hereby acknowledged.
Please sign exactly as name appears hereon
and date. When shares are held by joint
tenants,  both should sign. When signing
as attorney,  executor,  administrator,
trustee, or guardian,  please give full
title.  If a  corporation,  please sign
in full  corporate  name by president or    ------------------------------------
other authorized officer.  If a
partnership,   please sign in               ------------------------------------
partnership name by authorized person.      SIGNATURE(S)               DATE

--------------------------------------------------------------------------------
                         /\ FOLD AND DETACH HERE /\


[Voter Control Number goes here]




To our Shareholders:

Associated Banc-Corp encourages you to vote your shares electronically this year, either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week, up until the day prior to the meeting.

To Vote by Telephone:
--------------------
Using a touch-tone phone, call toll-free        1-877-PRX-VOTE (1-877-779-8683)
From outside the United States, call direct     1-201-536-8073

To Vote by Internet:
-------------------
Log on to the Internet and go to the website:    http://www.eproxyvote.com/asbc

Note:   If  you  vote  over  the   Internet,   you  may  incur   costs  such  as
telecommunication and Internet access charges for which you will be responsible.


                        THANK YOU FOR VOTING YOUR SHARES.
                             YOUR VOTE IS IMPORTANT!


 Do Not Return this Proxy Card if you are voting by Telephone or the Internet.